Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)
Endava plc
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A ordinary shares, nominal value £0.02 per share	Rule 457(c) and (h)	1,130,381(3)	$68.29(4)	$77,193,718.49	$0.0001102	$8,506.75

Total Offering Amounts					$77,193,718.49		$8,506.75
Total Fees Previously Paid							—
Total Fee Offsets							—
Net Fee Due							$8,506.75
(1) These ordinary shares of Endava plc (the “Registrant”), nominal value £0.02 per share (“Ordinary Shares”), may be represented by the Registrant’s American Depositary Shares (“ADSs”), each of which represents one Ordinary Share. The Registrant’s ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to a separate registration statement on Form F-6 (File No. 333-226021), as amended.
(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Ordinary Shares of the Registrant that become issuable under the Registrant’s 2018 Equity Incentive Plan (the “2018 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding Ordinary Shares.
(3) Represents 1,130,381 Ordinary Shares that were automatically added to the Ordinary Shares authorized for issuance under the 2018 Plan on January 1, 2022, pursuant to an “evergreen” provision contained in the 2018 Plan. Pursuant to such “evergreen” provision contained in the 2018 Plan, on January 1st of each year from 2019 until (and including) 2028, the number of Ordinary Shares authorized for issuance under the 2018 Plan is automatically increased by a number equal to the amount equal to the least of (1) 2% of the total number of Ordinary Shares outstanding on December 31st of the preceding calendar year, or (2) a number of shares determined by the Registrant’s board of directors.
(4) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act and based upon the price of $68.29 per ADS, which was the average of the high and low prices of the ADSs as reported on the New York Stock Exchange for October 24, 2022.